EXHIBIT 10.7
CONSENT TO ASSIGNMENT
     This Consent to Assignment (the”Consent”) is given as of this 7 day of August, 2006, by Victory Renewable Fuels, LLC (“Victory Renewable Fuels”).
     RECITALS: REG, LLC (f/k/a Renewable Energy Group, LLC) entered into an Agreement for Phase 1 Services and Statement of Intent dated January 17, 2005, and an Agreement for Phase 2 Services and Statement of Intent dated January 17, 2005, with Victory Renewable Fuels with respect to the construction of its biodiesel facility located in Rock Rapids, Iowa (collectively the “Agreements”).
     REG, LLC, InterWest, L.C. and West Central Cooperative joined their forces to expand upon their biodiesel construction, management and marketing efforts by created Renewable Energy Group, Inc. (“REG, Inc.”) on July 31, 2006. IN order to be continuing to fulfill the obligations under the Agreements, Renewable Energy Group, Inc. would desire to confirm Victory Renewable Fuels’ consent to an assignment of REG, LLC’s rights in the Agreements to REG, Inc.
     Performance of the Agreement will continue under the same leadership and personnel, supported by the same strategic partners as were involved previously under REG, LLC. By signature hereto, Renewable Energy Group, Inc. assumes and agrees to perform and discharge all obligations as set forth in the Agreements previously entered into by REG, LLC with Victory Renewable Fuels.

REG, LLC (f/k/a Renewable Energy Group, LLC)		RENEWABLE ENERGY GROUP, INC.

By	/s/ Nile Ramsbottom Nile Ramsbottom, President	By	/s/ Jeffrey Stroburg Jeffrey Stroburg, CEO
CONSENT TO ASSIGNMENT
     Victory Renewable Fuels, LLC hereby consents to the assignment of the Agreements to Renewable Energy Group, Inc.

VICTORY RENEWABLE FUELS, LLC

By	/s/ Allen L. Blauwet, Pres.